Exhibit 10.12

CALL OPTION AGREEMENT

This CALL OPTION AGREEMENT (this “Agreement”) is made as of May 12, 2016 (the “Effective Date”) by and between PEDEVCO CORP., a corporation existing under the laws of the State of Texas (“PEDEVCO”), and GOLDEN GLOBE ENERGY (US), LLC, a limited liability company existing under the laws of the State of Delaware (“GGE”).

W I T N E S S E T H :

WHEREAS, PEDEVCO beneficially owns 23,182,880 common shares of Caspian Energy Inc., a British Columbia corporation (the “CEI Shares”), evidenced by stock certificate number GS.29 issued in the name of Pacific Energy Development Corp., a wholly-owned subsidiary of PEDEVCO;

WHEREAS, PEDEVCO is a borrower of certain funds under that certain Note and Security Agreement, dated April 10, 2014, as amended to date (the “RJC Junior Note”), entered into by and between PEDEVCO and RJ Credit LLC, a Delaware limited laity company and affiliate of GGE (“RJC”);

WHEREAS, PEDEVCO desires to amend the RJC Junior Note to extend the “Termination Date” thereof, and to make certain additional changes, as set forth in an Amendment No. 2 to Note and Security Agreement (the “RJC Junior Note Amendment”), to be entered into by and between PEDEVCO and RJC on or about the Effective Date;

WHEREAS, as partial consideration for RJC agreeing to enter into the RJC Junior Note Amendment, PEDEVCO desires to grant to GGE under certain circumstances the right to cause PEDEVCO or its nominee(s) to transfer to GGE all (100%) of the CEI Shares (the “Option Shares”) upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Call Option.  From and after the Effective Date to and including May 12, 2019 (the “Option Period”), upon delivery by GGE of a Call Notice (as defined in Section 2) to PEDEVCO (the “Call”), PEDEVCO hereby agrees, or agrees to cause its nominee(s), to sell, assign and convey to GGE and GGE hereby agrees to purchase and accept from PEDEVCO or such nominee(s), for a purchase price of $100,000 (the “Purchase Price”) payable by GGE to PEDEVCO, the Option Shares.  During the Option Period, PEDEVCO shall not transfer or assign the Option Shares without GGE’s prior written consent.

2. Call Notice.  GGE may, at any time during the Option Period, deliver to PEDEVCO a written notice electing to have PEDEVCO or its nominee(s) consummate the Call (the “Call Notice”). Such Call Notice shall include a reference to a closing date for the Call (such date being not be more than 10 days after that date of the Call Notice and being referred to as the “Call Date”).  Any Call Notice provided by GGE may be withdrawn at any time prior to the Call Date.

3. Delivery of Option Shares.  On the Call Date set forth in the Call Notice and upon delivery by GGE to PEDEVCO of the Purchase Price, PEDEVCO shall, or shall cause it nominee(s) to, transfer and assign to GGE, or as GGE shall direct, the Option Shares, in free of all Liens.  In the event contractual lockups, the Exercise Limitations (as described in Section 4 herein), or applicable law or regulation restricts PEDEVCO’s ability to transfer and assign the Option Shares to GGE, the Call Date shall be extended to the such date as the transfer and assignment of the Option Shares may be consummated in accordance with such contractual lockups, applicable law or regulations.

4.           Exercise Limitations.  The Company shall not effect any exercise of the Call, and a Holder shall not have the right to exercise any portion of this Agreement to the extent that after giving effect to such Delivery after exercise as set forth on the applicable Call Notice, GGE (together with GGE’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding in CEI.  GGE, upon not less than 61 days’ prior notice to PEDEVCO, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock of CEI and the provisions of this Section 4 shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to PEDEVCO.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Agreement.

4. Modification.  This Agreement, together with any and all documents executed concurrently herewith or referred to herein, contains the entire understanding among the parties and supersedes any and all prior agreements among them, and no modification, alteration or change in the terms hereof shall be effective unless same shall be in writing and signed by all of the parties hereto.

5. Assignment.  PEDEVCO shall not assign its rights or obligations under this Agreement without the consent of GGE, which consent may be withheld in the sole discretion of GGE.  GGE may assign it rights and obligations under this Agreement without the consent of PEDEVCO.

6. Further Assurances.  The parties hereto each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

7. Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

8. Notices.  All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the address for such party for notices under the Purchase Agreement (or to such other address as a party may designate by written notice to the other parties).

9. Expenses.  Each of the parties shall bear all costs and expenses (including the fees and disbursements of legal counsel, brokers, financial and tax advisers, consultants and accountants) incurred in connection with this Agreement.

10. Public Disclosure.  GGE agrees and acknowledges that PEDEVCO shall be required to, and shall, publicly disclose the entry into this Agreement, and the transactions contemplated hereby, in its public filings with the United States Securities and Exchange Commission and related public disclosures.

11. Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, understandings, negotiations and discussions relating to the subject matter thereof, whether oral or written.  There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the parties relating to the subject matter hereof except as specifically set forth in this Agreement.  Neither of the parties has relied or is relying on any other information, discussion or understanding in entering into and completing the transactions contemplated in this Agreement.

12. Amendments. This Agreement may only be amended, supplemented or otherwise modified by written agreement between the PEDEVCO and GGE.

13. Waiver.  No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a waiver or continuing waiver unless otherwise expressly provided in writing duly executed by the party to be bound thereby.

14. Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect, without amendment.

15. Assignments.  This Agreement shall become effective when executed by the parties and thereafter shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

16. Governing Law.  This Agreement shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of California, without regard to conflict of law principles and each of the parties irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the State of California.

17. Counterparts.  This Agreement may be executed in any number of separate counterparts (including by facsimile or other electronic means) and all such signed counterparts shall together constitute one and the same agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GOLDEN GLOBE ENERGY (US), LLC By: /s/ David Steinberg Name: David Steinberg Title: Authorized Signatory

PEDEVCO CORP. By: /s/ Michael L. Peterson Name: Michael L. Peterson Title: President